Exhibit 99.1
Accenture Reports Record Annual Revenues and EPS for Fiscal 2007
— Quarterly revenues increase to record $5.11 billion —
— Annual revenues increase 18% to $19.70 billion; full-year EPS up 24% —
— Company declares annual cash dividend of $0.42 per share —
NEW YORK; Sept. 27, 2007 — Accenture (NYSE: ACN) reported record revenues for the fourth quarter and record financial results for the full fiscal year ended Aug. 31, 2007, including its highest-ever annual revenues, bookings, operating income and earnings per share.
Revenues before reimbursements (“net revenues”) for the fourth quarter were $5.11 billion, compared with $3.97 billion in the fourth quarter of fiscal 2006, an increase of 29 percent in U.S. dollars and 23 percent in local currency. GAAP diluted earnings per share for the fourth quarter were $0.50.
For the full fiscal year, net revenues were $19.70 billion, an increase of 18 percent in U.S. dollars and 13 percent in local currency over fiscal 2006 and above the high end of the company’s previously stated expectations. GAAP diluted earnings per share for the full year were $1.97, an increase of 24 percent over fiscal 2006.
In addition, the company announced that its Board of Directors has declared an annual cash dividend of $0.42 per share, an increase of $0.07, or 20 percent, over its previous annual dividend.
William D. Green, Accenture’s chairman & CEO, said, “We are delighted with our outstanding fourth-quarter and full-year results. We achieved double-digit revenue growth in U.S. dollars and growth in local currency across all of our operating groups and geographies, leading to our highest quarterly and annual revenues ever. We achieved double-digit EPS growth for the full year, exceeding our EPS outlook. We expanded our operating margin, delivered strong cash flow and maintained our solid balance sheet. We’re also pleased to be able to return cash to shareholders through our third annual cash dividend, in addition to repurchasing $2.3 billion of our shares during the year.
“Demand for our services, particularly in consulting, remains robust. Our outstanding performance and continued momentum reflect the strength of our diverse and durable global business, enabling us to differentiate ourselves from competitors and establish a unique market position based on helping clients become high-performance businesses.”
Financial Review
In addition to providing year-over-year GAAP comparisons, Accenture is presenting results for the fourth quarter and full fiscal year 2006 on an adjusted basis. For the fourth quarter of 2006 these adjusted results exclude the net impact of the agreement resolving the NHS matter in that quarter (“the Agreement”), which reduced fourth-quarter and full-year Consulting and overall net revenues by $339 million, offset by a corresponding decrease in Cost of Services; and non- recurring tax benefits recognized in the quarter. For the full year the adjusted results exclude the fourth-quarter items mentioned above, the net impact of the NHS contract loss provision in the second quarter of 2006, and the impact of reorganization benefits recognized throughout fiscal 2006. The company believes that adjusting for these items, which affect the comparability of results between periods, provides an additional meaningful comparison. Reconciliations for the adjusted results in fiscal 2006 are provided in the financial tables within and attached at the end of this release.
Fourth Quarter 2007
Revenues before reimbursements (“net revenues”) for the fourth quarter of fiscal 2007 were $5.11 billion, compared with $3.97 billion in the fourth quarter of fiscal 2006, an increase of 29 percent in U.S. dollars and 23 percent in local currency. Absent the impact of the Agreement, net revenues of $5.11 billion in the fourth quarter of fiscal 2007 represent an increase of 19 percent in U.S. dollars and 14 percent in local currency over the fourth quarter of fiscal 2006.
•	Consulting net revenues were $3.04 billion, an increase of 38 percent in U.S. dollars and 32 percent in local currency on a GAAP basis, and an increase of 20 percent in U.S. dollars and 15 percent in local currency absent the impact of the Agreement, over the fourth quarter of fiscal 2006.

•	Outsourcing net revenues were $2.07 billion, an increase of 17 percent in U.S. dollars and 12 percent in local currency over the fourth quarter of fiscal 2006.
As the table below shows, GAAP diluted EPS for the fourth quarter of fiscal 2007 were $0.50, compared with $0.56 in the fourth quarter of fiscal 2006 on a GAAP basis and $0.39 on an adjusted basis. GAAP EPS of $0.50 represent 28 percent growth over adjusted EPS in the fourth quarter of fiscal 2006.

Diluted Earnings Per Share	For the Three Months Ended

	Aug. 31,	Aug. 31,	%
	2007	2006	Change

Earnings per share — as reported (GAAP)	$0.50	$0.56	(11)%

Tax impact of prior-period reorganization benefits	—	(0.01)

Tax benefit recorded in June 2006	—	(0.16)

Earnings per share — as adjusted	$0.50	$0.39	28%

GAAP operating income was $642 million, or 12.6 percent of net revenues, compared with $501 million, or 12.6 percent of net revenues, on a GAAP basis and $501 million, or 11.6 percent of net revenues, on an adjusted basis for the fourth quarter of fiscal 2006.
Gross margin (gross profit as a percentage of net revenues) was 31.2 percent, compared with 34.1 percent on a GAAP basis and 31.4 percent on an adjusted basis for the fourth quarter of fiscal 2006.

Selling, general and administrative (SG&A) expenses for the fourth quarter were $945 million, or 18.5 percent of net revenues, compared with $844 million, or 21.3 percent of net revenues, on a GAAP basis and $844 million, or 19.6 percent of net revenues, on an adjusted basis for the fourth quarter of fiscal 2006.
The company’s effective tax rate for the fourth quarter was 37.0 percent.
GAAP income before minority interest for the fourth quarter was $431 million, compared with $502 million on a GAAP basis and $352 million on an adjusted basis for the same period of fiscal 2006.
For the three months ended Aug. 31, 2007, operating cash flow was $777 million, and property and equipment additions were $139 million. Free cash flow, defined as operating cash flow net of property and equipment additions, was $638 million.
Fiscal Year 2007
Net revenues for fiscal 2007 were $19.70 billion, compared with $16.65 billion for fiscal 2006, an increase of 18 percent in U.S. dollars and 13 percent in local currency. Absent the impact of the Agreement, net revenues of $19.70 billion in fiscal 2007 represent an increase of 16 percent in U.S. dollars and 11 percent in local currency over fiscal 2006.
•	Consulting net revenues were $11.86 billion, an increase of 20 percent in U.S. dollars and 15 percent in local currency on a GAAP basis, and an increase of 16 percent in U.S. dollars and 11 percent in local currency absent the impact of the Agreement, over fiscal 2006.

•	Outsourcing net revenues were $7.84 billion, an increase of 16 percent in U.S. dollars and 12 percent in local currency over fiscal 2006.
As the table below shows, GAAP diluted EPS for the full fiscal year 2007 were $1.97, compared with $1.59 on a GAAP basis and $1.61 on an adjusted basis for fiscal 2006, increases of 24 percent and 22 percent, respectively.

Diluted Earnings Per Share	For the 12 Months Ended

	Aug. 31,	Aug. 31,	%
	2007	2006	Change

Earnings per share — as reported (GAAP)	$1.97	$1.59	24%

Impact of reorganization benefits	—	(0.08)

Tax benefit recorded in June 2006	—	(0.16)

Subtotal	1.97	1.35	46%

Impact of NHS contract loss provision in Q2 FY06	—	0.26

Earnings per share — as adjusted	$1.97	$1.61	22%

As the table below shows, operating income for the full fiscal year 2007 was $2.49 billion, or 12.7 percent of net revenues, compared with $1.84 billion, or 11.1 percent of net revenues, on a GAAP basis and $2.11 billion, or 12.4 percent of net revenues, on an adjusted basis for fiscal 2006.

Operating Income(US$ millions)	For the 12 Months Ended

	Aug. 31,	Aug. 31,
	2007	2006

Operating income — as reported (GAAP)	$2,493	$1,841

% of net revenues	12.7%	11.1%

Impact of reorganization benefits	—	(72)

Impact of NHS contract loss provision in Q2 FY06	—	342

Operating income — as adjusted	$2,493	$2,111

% of net revenues — as adjusted	12.7%	12.4%
Gross margin (gross profit as a percentage of net revenues) for the full fiscal year 2007 was 30.7 percent, compared with 30.0 percent on a GAAP basis and 31.6 percent on an adjusted basis for fiscal 2006.
Selling, general and administrative (SG&A) expenses for the full fiscal year 2007 were $3.52 billion, or 17.9 percent of net revenues. This compares with $3.20 billion, or 19.2 percent of net revenues, on a GAAP basis and $3.23 billion, or 19.0 percent of net revenues, on an adjusted basis for fiscal 2006.
Accenture’s annual effective tax rate for the full fiscal year 2007 was 34.2 percent, in line with its expected range of 33 percent to 35 percent.
GAAP income before minority interest for the full fiscal year was $1.72 billion, compared with $1.43 billion on a GAAP basis and $1.45 billion on an adjusted basis for fiscal 2006.
For the year ended Aug. 31, 2007, operating cash flow was $2.63 billion, above the company’s most recent expected range of $2.20 billion to $2.40 billion, and property and equipment additions were $364 million. Free cash flow, defined as operating cash flow net of property and equipment additions, was $2.27 billion, exceeding the company’s previous outlook of $1.9 billion to $2.1 billion. For the prior fiscal year, ended Aug. 31, 2006, operating cash flow was $2.67 billion, property and equipment additions were $306 million, and free cash flow was $2.36 billion.
Accenture’s total cash balance at Aug. 31, 2007 was $3.31 billion, compared with $3.07 billion at Aug. 31, 2006 and $3.09 billion at May 31, 2007. Cash combined with $300 million of fixed-income securities classified as investments on the company’s balance sheet was $3.61 billion at Aug. 31, 2007, compared with $3.53 billion at Aug. 31, 2006 and $3.45 billion at May 31, 2007. Total debt at Aug. 31, 2007 was $26 million.

New Bookings
Fourth Quarter 2007
New bookings for the fourth quarter totaled $4.9 billion.
–	Consulting accounted for $3.1 billion, or 63 percent, of new bookings for the quarter.

–	Outsourcing accounted for $1.8 billion, or 37 percent, of new bookings for the quarter.
Fiscal Year 2007
New bookings for the full fiscal year 2007 totaled $22.0 billion, a record high.
–	Consulting accounted for $12.7 billion, or 58 percent, of new bookings for fiscal 2007.

–	Outsourcing accounted for $9.3 billion, or 42 percent, of new bookings for fiscal 2007.
Dividend
Accenture Ltd has declared a cash dividend of $0.42 per share on Accenture Ltd Class A common shares for shareholders of record at the close of business on Oct. 12, 2007, and Accenture SCA will declare a cash dividend of $0.42 per share on Accenture SCA Class I common shares for shareholders of record at the close of business on Oct. 9, 2007. These dividends, both payable on Nov. 15, 2007, represent an increase of $0.07, or 20 percent, over the $0.35 per share dividend the company paid on both classes of shares last year.
Share Repurchase Activity
During the fourth quarter of fiscal 2007, Accenture repurchased or redeemed 9.6 million shares for a total of $401 million, including $79 million for 2.0 million shares repurchased in the open market. During the full fiscal year 2007, Accenture repurchased or redeemed 67.5 million shares for a total of $2.3 billion, including $795 million for 26.4 million shares repurchased or redeemed at a discount. Accenture’s total remaining share repurchase authority at Aug. 31, 2007, was approximately $1.65 billion.
Business Outlook
Fiscal Year 2008
For the full fiscal year 2008, Accenture expects net revenue growth to be in the range of 9 percent to 12 percent in local currency. The company expects GAAP diluted EPS for the full fiscal year to be in the range of $2.21 to $2.26.
The company expects operating cash flow to be $2.4 billion to $2.6 billion; property and equipment additions to be $420 million; and free cash flow to be in the range of $2.0 billion to $2.2 billion. The annual effective tax rate is expected to be in the range of 33 percent to 35 percent. Accenture is targeting new bookings for fiscal 2008 in the range of $24 billion to $26 billion.

First Quarter Fiscal 2008
Accenture expects net revenues for the first quarter of fiscal 2008 to be in the range of $5.40 billion to $5.60 billion.
Conference Call and Webcast Details
Accenture will host a conference call at 4:30 p.m. EDT today to discuss its fourth-quarter and full-year 2007 financial results. To participate, please dial +1 (800) 230-1092 [+1 (612) 288-0329 outside the United States, Puerto Rico and Canada] approximately 15 minutes before the scheduled start of the call. The conference call will also be accessible live on the Investor Relations section of the Accenture website at www.accenture.com.
A replay and podcast of the conference call will be available online at www.accenture.com for approximately two weeks beginning at 9:45 p.m. EDT today, Thursday, Sep. 27. The replay will also be available via telephone by dialing +1(800) 475-6701 [+1 (320) 365-3844 outside the United States, Puerto Rico and Canada] and entering access code 887345 from 9:45 p.m. EDT Thursday, Sept. 27 through 11:59 p.m. EDT Thursday, Oct. 11.
About Accenture
Accenture is a global management consulting, technology services and outsourcing company. Committed to delivering innovation, Accenture collaborates with its clients to help them become high-performance businesses and governments. With deep industry and business process expertise, broad global resources and a proven track record, Accenture can mobilize the right people, skills, and technologies to help clients improve their performance. With approximately 170,000 people in 49 countries, the company generated net revenues of US$19.70 billion for the fiscal year ended Aug. 31, 2007. Its home page is www.accenture.com.
Accenture will host its annual Investor & Analyst Conference on Wednesday, Nov. 14, 2007, in New York. For more information, contact Accenture Investor Relations at +1 (678) 999-4566.
Non-GAAP Financial Information
This press release includes certain non-GAAP financial information as defined by Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, reconciliations of this non-GAAP financial information to Accenture’s financial statements as prepared under generally accepted accounting principles (GAAP) are included in this press release. Accenture’s management believes providing investors with this information gives additional insights into Accenture’s results of operations. While Accenture’s management believes that these non-GAAP financial measures are useful in evaluating Accenture’s operations, this information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP.
Forward-Looking Statements
Except for the historical information and discussions contained herein, statements in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied. These include, without limitation, risks that: our business could be negatively affected if we cannot expand and develop our services and solutions in response to changes in technology and client demand; the management consulting, systems integration and technology and outsourcing markets are highly competitive and we might not be able to compete effectively; our business could be negatively affected by economic and political conditions and the effects of these conditions on our clients’ business and levels of business activity; our work with government clients exposes us to additional risks in the government contracting process; clients may not be satisfied with our services; our business could be negatively affected by legal liability that results from our providing solutions or services; our results could be adversely affected if our clients terminate their contracts with us on short notice; our outsourcing services subject us to operational and financial risk; liabilities could arise if our subcontractors or other third parties cannot deliver their project contributions on time or at all; our results of operations may be adversely affected by the type and level of technology spending by our clients; our profitability may suffer if we are not able to maintain favorable pricing rates and utilization rates, if we cannot control our costs, or if we cannot anticipate the cost and complexity of performing our work; our global operations are subject to complex risks, some of which might be beyond our control; our growth and our ability to compete may be adversely affected if we cannot attract, retain and motivate our employees or efficiently utilize their skills; our business may be adversely affected if we cannot manage the organizational challenges associated with the size and expansion of our company; tax legislation or negative publicity related to Bermuda companies could adversely affect us; the share price of Accenture Ltd Class A common shares could be adversely affected by sales, or the anticipation of future sales, of Class A common shares held by our current and former employees; as well as the risks, uncertainties and other factors discussed under the “Risk Factors” heading in our most recent annual report on Form 10-K and other documents filed with or furnished to the Securities and Exchange Commission. Statements in this press release speak only as of the date they were made, and Accenture undertakes no duty to update any forward-looking statements made in this news release or to conform such statements to actual results or changes in Accenture’s expectations.
###
Contact:
Roxanne Taylor
Accenture
+1 (917) 452 5106
roxanne.taylor@accenture.com

ACCENTURE LTD

CONSOLIDATED INCOME STATEMENTS

(In thousands of U.S. dollars, except share and per share data)
(Unaudited)

	Three Months Ended August 31,				Year Ended August 31,
		% of Net		% of Net		% of Net		% of Net
	2007	Revenues	2006	Revenues	2007	Revenues	2006	Revenues
REVENUES:
Revenues before reimbursements (Net revenues)	$5,110,084	100%	$3,966,052	100%	$19,695,814	100%	$16,646,391	100%
Reimbursements	463,267		422,859		1,756,933		1,581,975

Revenues	5,573,351		4,388,911		21,452,747		18,228,366
OPERATING EXPENSES:
Cost of services:
Cost of services before reimbursable expenses	3,515,763	68.8%	2,614,862	65.9%	13,654,341	69.3%	11,652,216	70.0%
Reimbursable expenses	463,267		422,859		1,756,933		1,581,975

Cost of services	3,979,030		3,037,721		15,411,274		13,234,191
Sales and marketing	533,238	10.4%	452,533	11.4%	1,903,990	9.7%	1,708,392	10.2%
General and administrative costs	411,844	8.1%	391,526	9.9%	1,618,498	8.2%	1,492,690	9.0%
Reorganization costs (benefits), net	7,133		6,064		26,366		(47,966)

Total operating expenses	4,931,245		3,887,844		18,960,128		16,387,307

OPERATING INCOME	642,106	12.6%	501,067	12.6%	2,492,619	12.7%	1,841,059	11.1%
Gain (loss) on investments, net	5,499		(1,227)		18,532		2,018
Interest income	42,670		43,042		154,566		129,547
Interest expense	(6,211)		(7,051)		(25,036)		(21,146)
Other income (expense)	226		(9,698)		(21,763)		(27,811)

INCOME BEFORE INCOME TAXES	684,290	13.4%	526,133	13.3%	2,618,918	13.3%	1,923,667	11.6%
Provision for income taxes	253,043		23,758		895,861		490,535

INCOME BEFORE MINORITY INTEREST	431,247	8.4%	502,375	12.7%	1,723,057	8.7%	1,433,132	8.6%
Minority interest in Accenture SCA and Accenture Canada Holdings Inc.	(104,868)		(150,749)		(453,917)		(447,382)
Minority interest — other (1)	(9,585)		(5,181)		(25,992)		(12,421)

NET INCOME	$316,794	6.2%	$346,445	8.7%	$1,243,148	6.3%	$973,329	5.8%

CALCULATION OF EARNINGS PER SHARE:
Net income	$316,794		$346,445		$1,243,148		$973,329
Minority interest in Accenture SCA and Accenture Canada Holdings Inc. (2)	104,868		150,749		453,917		447,382

Net income for diluted earnings per share calculation	$421,662		$497,194		$1,697,065		$1,420,711

EARNINGS PER SHARE:
- Basic	$0.52		$0.58		$2.06		$1.65

- Diluted	$0.50		$0.56		$1.97		$1.59

WEIGHTED AVERAGE SHARES:
- Basic	606,280,399		592,545,040		604,128,805		589,099,824
- Diluted	846,904,696		880,995,549		861,923,335		894,257,833
Cash dividends per share	$—		$—		$0.35		$0.30

(1)	Minority interest — other is comprised primarily of minority interest attributable to the minority shareholders of Avanade, Inc.
(2)	Diluted earnings per share assumes the redemption and exchange of all Accenture SCA Class I common shares and Accenture Canada Holdings Inc. exchangeable shares, respectively, for Accenture Ltd Class A common shares on a one-for-one basis.

ACCENTURE LTD
RECONCILIATION OF CONSOLIDATED INCOME STATEMENT, AS REPORTED (GAAP),
TO CONSOLIDATED INCOME STATEMENT ON AN ADJUSTED BASIS (NON-GAAP)
For the Three Months Ended August 31, 2006
(In thousands of U.S. dollars, except share and per share data)
(Unaudited)

	As Reported			Adjusted	% of Net
	(GAAP)	Adjustments		(Non-GAAP)	Revenues

REVENUES:
Revenues before reimbursements (Net revenues)	$3,966,052	$338,904	(1)	$4,304,956	100%
Reimbursements	422,859	—		422,859

Revenues	4,388,911	338,904		4,727,815
OPERATING EXPENSES:
Cost of services:
Cost of services before reimbursable expenses	2,614,862	338,904	(1)	2,953,766	68.6%
Reimbursable expenses	422,859	—		422,859

Cost of services	3,037,721	338,904		3,376,625
Sales and marketing	452,533	—		452,533	10.5%
General and administrative costs	391,526	—		391,526	9.1%
Reorganization costs, net	6,064	40	(2)	6,104

Total operating expenses	3,887,844	338,944		4,226,788

OPERATING INCOME	501,067	(40)		501,027	11.6%
Loss on investments, net	(1,227)	—		(1,227)
Interest income	43,042	—		43,042
Interest expense	(7,051)	—		(7,051)
Other expense	(9,698)	—		(9,698)

INCOME BEFORE INCOME TAXES	526,133	(40)		526,093	12.2%

Provision for income taxes	23,758	149,953	(3)	173,711

INCOME BEFORE MINORITY INTEREST	502,375	(149,993)		352,382	8.2%
Minority interest in Accenture SCA and Accenture Canada Holdings Inc.	(150,749)	45,478		(105,271)
Minority interest — other (4)	(5,181)	—		(5,181)

NET INCOME	$346,445	$(104,515)		$241,930	5.6%

CALCULATION OF EARNINGS PER SHARE:
Net income	$346,445			$241,930
Minority interest in Accenture SCA and Accenture Canada Holdings Inc. (5)	150,749			105,271

Net income for diluted earnings per share calculation	$497,194			$347,201

DILUTED EARNINGS PER SHARE	$0.56			$0.39

DILUTED WEIGHTED AVERAGE SHARES	880,995,549			880,995,549

(1)	Adjustments include the financial impact of the resolution of the National Health Service (NHS) matter, resulting in a $338,904 reduction to Revenues, offset by a corresponding decrease in Cost of services.

(2)	Adjustment represents reorganization benefits recorded during the quarter.

(3)	Adjustments include $142,928 of tax benefit recorded in June 2006 and the tax impact of prior-period reorganization benefits of $7,025.

(4)	Minority interest — other is comprised primarily of minority interest attributable to the minority shareholders of Avanade, Inc.

(5)	Diluted earnings per share assumes the redemption and exchange of all Accenture SCA Class I common shares and Accenture Canada Holdings Inc. exchangeable shares, respectively, for Accenture Ltd Class A common shares on a one-for-one basis.

ACCENTURE LTD

RECONCILIATION OF CONSOLIDATED INCOME STATEMENT, AS REPORTED (GAAP),
TO CONSOLIDATED INCOME STATEMENT ON AN ADJUSTED BASIS (NON-GAAP)

For the Year Ended August 31, 2006
(In thousands of U.S. dollars, except share and per share data)
(Unaudited)

	As Reported			Adjusted	% of Net
	(GAAP)	Adjustments		(Non-GAAP)	Revenues

REVENUES:
Revenues before reimbursements (Net revenues)	$16,646,391	$338,904	(1)	$16,985,295	100%
Reimbursements	1,581,975	—		1,581,975

Revenues	18,228,366	338,904		18,567,270

OPERATING EXPENSES:
Cost of services:
Cost of services before reimbursable expenses	11,652,216	(31,096)	(1)	11,621,120	68.4%
Reimbursable expenses	1,581,975	—		1,581,975

Cost of services	13,234,191	(31,096)		13,203,095
Sales and marketing	1,708,392	20,000	(1)	1,728,392	10.2%
General and administrative costs	1,492,690	8,000	(1)	1,500,690	8.8%
Reorganization (benefits) costs, net	(47,966)	72,362	(2)	24,396

Total operating expenses	16,387,307	69,266		16,456,573

OPERATING INCOME	1,841,059	269,638		2,110,697	12.4%
Gain on investments, net	2,018	—		2,018
Interest income	129,547	—		129,547
Interest expense	(21,146)	—		(21,146)
Other expense	(27,811)	—		(27,811)

INCOME BEFORE INCOME TAXES	1,923,667	269,638		2,193,305	12.9%

Provision for income taxes	490,535	247,928	(3)	738,463

INCOME BEFORE MINORITY INTEREST	1,433,132	21,710		1,454,842	8.6%
Minority interest in Accenture SCA and Accenture Canada Holdings Inc.	(447,382)	(9,785)		(457,167)
Minority interest — other (4)	(12,421)	—		(12,421)

NET INCOME	$973,329	$11,925		$985,254	5.8%

CALCULATION OF EARNINGS PER SHARE:
Net income	$973,329			$985,254
Minority interest in Accenture SCA and Accenture Canada Holdings Inc. (5)	447,382			457,167

Net income for diluted earnings per share calculation	$1,420,711			$1,442,421

DILUTED EARNINGS PER SHARE	$1.59			$1.61

DILUTED WEIGHTED AVERAGE SHARES	894,257,833			894,257,833

(1)	Adjustments include the financial impact of the resolution of the National Health Service (NHS) matter in the fourth quarter of 2006, resulting in a $338,904 reduction to Revenues, offset by a corresponding decrease in Cost of services and the net NHS adjustments of $342,000 recorded in the second quarter.

(2)	Adjustment represents reorganization benefits recorded during the year.

(3)	Adjustments include $142,928 of tax benefit recorded in June 2006 and $105,000 in tax benefit resulting from the NHS adjustments recorded in the second quarter of 2006.

(4)	Minority interest — other is comprised primarily of minority interest attributable to the minority shareholders of Avanade, Inc.

(5)	Diluted earnings per share assumes the redemption and exchange of all Accenture SCA Class I common shares and Accenture Canada Holdings Inc. exchangeable shares, respectively, for Accenture Ltd Class A common shares on a one-for-one basis.

ACCENTURE LTD
SUMMARY OF REVENUES
(In thousands of U.S. dollars)
(Unaudited)

					Percent	Percent of
				Percent	Increase	Fiscal 2007
	Three Months Ended			Increase	Local	Quarterly
	August 31, 2007	August 31, 2006		US$	Currency	Net Revenues

OPERATING GROUPS
Communications & High Tech	$1,217,145	$1,024,208		19%	13%	24%
Financial Services	1,131,907	948,237		19%	14%	22%
Government	639,580	426,473	(1)	50%	45%	13%
Products	1,273,620	872,692	(1)	46%	40%	25%
Resources	842,513	689,014		22%	17%	16%
Other	5,319	5,428		n/m	n/m	—

TOTAL Net Revenues	5,110,084	3,966,052		29%	23%	100%

Reimbursements	463,267	422,859		10%

TOTAL REVENUES	$5,573,351	$4,388,911		27%

GEOGRAPHY
Americas	$2,192,630	$1,969,465		11%	10%	43%
EMEA	2,429,630	1,645,535	(1)	48%	38%	47%
Asia Pacific	487,824	351,052		39%	32%	10%

TOTAL Net Revenues	$5,110,084	$3,966,052		29%	23%	100%

TYPE OF WORK
Consulting	$3,037,622	$2,193,446	(1)	38%	32%	59%
Outsourcing	2,072,462	1,772,606		17%	12%	41%

TOTAL Net Revenues	$5,110,084	$3,966,052		29%	23%	100%

					Percent	Percent of
				Percent	Increase	Total Fiscal
	Year Ended			Increase	Local	2007
	August 31, 2007	August 31, 2006		US$	Currency	Net Revenues

OPERATING GROUPS
Communications & High Tech	$4,600,460	$4,177,061		10%	5%	23%
Financial Services	4,357,327	3,558,147		22%	16%	22%
Government	2,560,530	2,221,121	(1)	15%	12%	13%
Products	4,913,220	4,010,698	(1)	23%	18%	25%
Resources	3,242,596	2,665,778		22%	17%	17%
Other	21,681	13,586		n/m	n/m	—

TOTAL Net Revenues	19,695,814	16,646,391		18%	13%	100%

Reimbursements	1,756,933	1,581,975		11%

TOTAL REVENUES	$21,452,747	$18,228,366		18%

GEOGRAPHY
Americas	$8,482,646	$7,741,139		10%	9%	43%
EMEA	9,533,746	7,643,712	(1)	25%	16%	48%
Asia Pacific	1,679,422	1,261,540		33%	28%	9%

TOTAL Net Revenues	$19,695,814	$16,646,391		18%	13%	100%

TYPE OF WORK
Consulting	$11,856,263	$9,892,128	(1)	20%	15%	60%
Outsourcing	7,839,551	6,754,263		16%	12%	40%

TOTAL Net Revenues	$19,695,814	$16,646,391		18%	13%	100%

n/m =	not meaningful
(1)	Fiscal 2006 fourth-quarter and full-year Net Revenues for the Government and Products operating groups, EMEA region and Consulting include the impact of a $338,904 reduction in Revenues, shared equally by the two operating groups, related to the resolution of the National Health Service matter in the three months ended August 31, 2006.

ACCENTURE LTD

OPERATING INCOME BY OPERATING GROUP (OG)
(In thousands of U.S. dollars)
(Unaudited)
For the Three Months Ended August 31, 2007 and 2006

	Operating Income as Reported (GAAP)
	2007		2006
		Percent of			Percent of	Percent
	Operating	OG Net	Operating		OG Net	Increase)
	Income	Revenues	Income		Revenues	(Decrease)
OPERATING GROUPS
Communications & High Tech	$165,758	14%	$107,192		10%	55%
Financial Services	146,588	13%	78,309		8%	87%
Government	77,012	12%	92,242	(1)	22%	(17%)
Products	128,978	10%	134,847	(1)	15%	(4%)
Resources	123,770	15%	88,477		13%	40%

Total	$642,106	12.6%	$501,067		12.6%	28%

For the Years Ended August 31, 2007 and 2006

	Operating Income as Reported (GAAP)
	2007		2006
		Percent of			Percent of	Percent
	Operating	OG Net	Operating		OG Net	Increase)
	Income	Revenues	Income		Revenues	(Decrease)
OPERATING GROUPS
Communications & High Tech	$581,780	13%	$630,502		15%	(8%)
Financial Services	490,433	11%	387,786		11%	26%
Government	272,411	11%	83,416	(2)	4%	227%
Products	669,201	14%	399,853	(2)	10%	67%
Resources	478,794	15%	339,502		13%	41%

Total	$2,492,619	12.7%	$1,841,059		11.1%	35%

	FY07 Operating Income as Reported (GAAP compared to FY06 Operating Income Excluding Reorganization Benefits (Non-GAAP)
	2007		2006
				Operating
	Operating	Percent of		Income		Percent of	Percent
	Income (as	OG Net	Reorg.	Adjusted for		OG Net	Increase
	Reported)	Revenues	Benefits(3)	Reorg.		Revenues	(Decrease)
OPERATING GROUPS
Communications & High Tech	$581,780	13%	$17,194	$613,308		15%	(5%)
Financial Services	490,433	11%	14,911	372,875		10%	32%
Government	272,411	11%	10,988	72,428	(2)	3%	276%
Products	669,201	14%	17,751	382,102	(2)	10%	75%
Resources	478,794	15%	11,518	327,984		12%	46%

Total	$2,492,619	12.7%	$72,362	$1,768,697		10.6%	41%

(1)	Year over year comparisons are impacted by both the revenue and cost adjustments associated with the resolution of the National Health Service (NHS) matter in fourth-quarter 2006.

(2)	Includes the impact of the resolution of the NHS matter in fourth-quarter 2006 and the second-quarter 2006 NHS adjustments.

(3)	Represents reorganization benefits related to certain reorganization liabilities established in connection with Accenture’s transition to a corporate structure in 2001, which are included in Reorganization costs (benefits), net on the Consolidated Income Statement.

ACCENTURE LTD

CONSOLIDATED BALANCE SHEETS

August 31, 2007 and August 31, 2006
(In thousands of U.S. dollars)

	August 31, 2007	August 31, 2006
	(Unaudited)

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$3,314,396	$3,066,988
Short-term investments	231,278	352,951
Receivables from clients, net	2,409,299	1,916,450
Unbilled services	1,290,035	1,187,249
Other current assets	726,170	667,221

Total current assets	7,971,178	7,190,859

NON-CURRENT ASSETS:
Unbilled services	63,995	105,081
Investments	81,935	125,119
Property and equipment, net	808,069	727,692
Other non-current assets	1,821,985	1,348,741

Total non-current assets	2,775,984	2,306,633

TOTAL ASSETS	$10,747,162	$9,497,492

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Short-term debt	$23,795	$24,792
Accounts payable	985,071	856,087
Deferred revenues	1,785,286	1,467,480
Accrued payroll and related benefits	2,274,098	1,693,796
Other accrued liabilities	1,894,366	1,730,548

Total current liabilities	6,962,616	5,772,703

NON-CURRENT LIABILITIES:
Long-term debt	2,565	27,065
Other non-current liabilities	978,463	935,591

Total non-current liabilities	981,028	962,656

MINORITY INTEREST	740,186	867,878

SHAREHOLDERS’ EQUITY	2,063,332	1,894,255

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$10,747,162	$9,497,492

ACCENTURE LTD
CONSOLIDATED CASH FLOWS STATEMENTS
For the Years Ended August 31, 2007 and 2006
(In thousands of U.S. dollars)

	2007	2006
	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,243,148	$973,329
Depreciation, amortization and asset impairments	444,499	351,947
Share-based compensation expense	306,795	270,884
Minority interest	479,909	459,803
Change in assets and liabilities/Other, net	156,214	612,026

Net cash provided by operating activities	2,630,565	2,667,989

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(364,371)	(306,174)
Purchases of businesses and investments, net of cash acquired	(192,356)	(210,985)
Other investing, net	206,279	274,659

Net cash used in investing activities	(350,448)	(242,500)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common shares	488,250	436,918
Purchases of common shares	(2,307,947)	(2,087,027)
Cash dividends paid	(293,059)	(267,973)
Other financing, net	(14,950)	(26,385)

Net cash used in financing activities	(2,127,706)	(1,944,467)
Effect of exchange rate changes on cash and cash equivalents	94,997	101,976

NET INCREASE IN CASH AND CASH EQUIVALENTS	247,408	582,998

CASH AND CASH EQUIVALENTS, beginning of period	3,066,988	2,483,990

CASH AND CASH EQUIVALENTS, end of period	$3,314,396	$3,066,988